EXHIBIT 10(ac)

                        UNION STATE BANK (THE "COMPANY")

             KEY EMPLOYEES' SUPPLEMENTAL DIVERSIFIED INVESTMENT PLAN

                                 AMENDMENT NO. 1

The Union State Bank Key Employees' Supplemental Diversified Investment Plan ("Plan") is hereby amended effective September 1, 2003 as follows:

1.   Article III, Section 3.2 is amended in its entirety to read as follows:

     "3.2 SALARY REDUCTION AGREEMENT. As a condition to the Company's obligation to make a Salary Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Salary Reduction Agreement in the form attached hereto. The Agreement for any Plan Year shall be made before the beginning of that Year and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to the Company prior to the beginning of the Plan year in which such revocation is to be effective, except that in the first year of participation, a Participant may enter the Plan by executing a Salary Reduction Agreement within 30 days after first becoming eligible, which shall apply to compensation payable for services rendered after the Salary Reduction Agreement is delivered to the Company. The participant shall always be vested in Salary Reduction Contributions."

2.   Article IV is amended in its entirety to read as follows:

                           INVESTMENT OF CONTRIBUTIONS

          "If funded, amounts credited hereunder to the Deferred Compensation Account of a Participant shall be invested in funding vehicles selected by the Trustee or the Company. However, no investment in funding vehicles shall include an investment in any security issued by U.S.B. Holding Co., Inc. Each Participant's Account will be credited with amounts actually earned by such funding vehicles. If the Company elects not to fund amounts credited hereunder, each Participant's Account shall be credited with amounts determined by the Company."

3.   The second paragraph of Article V is amended to read as follows:

          "Distribution shall be made in cash, in kind, or a combination of both."
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         IN WITNESS WHEREOF, the Company has formally adopted Amendment No. 1 to the Key Employees' Supplemental Diversified Investment Plan effective September 1, 2003.



                                              UNION STATE BANK



                                              By:    /s/  Thomas E. Hales
                                                     ---------------------------
                                                     Thomas E. Hales
                                                     Chairman of the
                                                     Board, President and C.E.O.



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